As filed with the Securities and Exchange Commission on March 26, 1996.



                                                                Registration No.
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                 ------------
                              FINANCIAL TRUST CORP
             (Exact name of registrant as specified in its charter)

             Pennsylvania                               23-2229155
     (State or other jurisdiction                    (I.R.S. Employer
     of incorporation or organization)              Identification No.)



                              1415 Ritner Highway
                       Carlisle, Pennsylvania 17013-9395
                         (Address, including zip code,
                  of registrant's principal executive offices)

                              FINANCIAL TRUST CORP
                NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN OF 1994



                           Lauren L. Shutt, Secretary
                              Financial Trust Corp
                              1415 Ritner Highway
                       Carlisle, Pennsylvania 17013-9395
                                  717-243-8003
                    (address of principal executive office)

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
   Title of               Amount           Proposed Maximum      Proposed Maximum        Amount of
 Securities to             to be            Offering Price           Aggregate         Registration
be Registered           Registered            Per Share *         Offering Price *         Fee
---------------------------------------------------------------------------------------------------
Common Stock,        133,333 shares             $30.50              $4,066,657            $1,402
$5.00 par value


* Estimated solely for the purpose of determining the registration fee. Based upon the average of the high and low prices of the Common Stock as reported by NASDAQ on March 20, 1996.
===================================================================================================

                                     PART I

                                   PROSPECTUS



       In accordance with the introductory Note to Part I of Form S-8, the material constituting the Prospectus is not filed as a part of this
                             Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. Incorporation of Documents by Reference

     The following documents filed with the Securities Exchange Commission (the "Commission") by Financial Trust Corp (the "Company" or the "Registrant") are incorporated herein by reference:

     (a)  Annual Report on Form 10-K for the year ended December 31, 1995;

     (b) The Company's definitive proxy statement filed pursuant to Section 14 of the 1934 Act in connection with the latest annual meeting of its shareholders;

     (c) Description of the Company's Common Stock contained in Registration Statement on Form S-4A filed on June 19, 1995.

     All documents filed hereafter by the Company pursuant to Sections 13 (a), 13 (c), 14 and 15 (d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.   Description of Securities
          See Item 3 for description of Common Stock.

ITEM 5.   Interests of Named Experts and Counsel
          Not applicable.

ITEM 6.   Indemnification of Directors and Officers

     Section 1741 of the Pennsylvania Business Corporation law and Section 14.1 of the Registrant's Bylaws provide that the corporation shall (subject to the provisions described in the second succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'

fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonable believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 1742 of the Pennsylvania Business Corporation Law and Section 14.2 of the Registrant's Bylaws provide that the corporation shall (subject to the provisions described in the next succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court of common pleas or such other court shall deem proper.

     Section 1744 of the Pennsylvania Business Corporation Law and Section 14.4 of the Registrant's Bylaws provide that any such indemnification (unless ordered by court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made:

          (1) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

          (2) If such quorum is not obtainable, or, even if obtainable a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or;

          (3)  By the shareholders.

     Notwithstanding the above, Section 1743 and Section 14.3 of the Bylaws provide that to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 1745 and Section 14.5 of the Bylaws further provide that expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified.

     Section 1746 and Section 14.6 of the Bylaws provide that the indemnification provided shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any other bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and insure to the benefit of his heirs, executors and administrators.

     Article 12 of the Articles of Incorporation of the Registrant provides that the corporation shall, to the fullest extent permitted by applicable law, indemnify any and all persons whom it shall have power to indemnify from and against any and all expenses, liabilities, or other matters for which indemnification is permitted by applicable law, which indemnification shall not be deemed exclusive of any other right to which any indemnitee may be entitled.

     Section 1747 of the Pennsylvania Business Corporation Law and Section 14.7 of the Bylaws permit a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by him in any capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the director, officer, employee or agent against such liability under relevant provisions of the Pennsylvania Business Corporation Law. Section 1747 declares such insurance to be consistent with the public policy of the Commonwealth of Pennsylvania.

     Section 13.1 of the Registrant's Bylaws provides that a person serving as a director of the corporation shall not be personally liable for monetary damages for any action taken, or for any failure to take any action, as a director, unless (1) the director has breached or failed to perform the duties of his office under Section 8363 of Title 42 (Judiciary and Judicial Procedure) of the Pennsylvania Consolidated Statutes (now replaced and superseded by Section 1715 of the Pennsylvania Business Corporation Law), and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. However, such Bylaw does not apply to the responsibility or liability of a director for the payment of taxes pursuant to local, state or federal law.

     The Registrant maintains directors' and officers' liability insurance with respect to liabilities, including liabilities under the Securities Act of 1933, which they may incur in connection with their serving as such.

ITEM 7.   Exemption from Registration Claimed
          Not applicable.

ITEM 8.   Exhibits

          4.1 - Financial Trust Corp Non-Employee Director Stock Option Plan of 1994 (filed herewith).

          4.2 - Articles of Incorporation of the Registrant, as amended (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1987).

          4.3 - Bylaws of the Registrant (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1987).

          5.1 - Opinion of McNees, Wallace & Nurick with respect to the legality of the Registrant's Common Stock being registered (filed herewith).

          24.1 - Consent of Ernst & Young LLP, independent auditors (filed herewith).

          24.2 - Consent of McNees, Wallace & Nurick (included in Exhibit 5.1).

          25.1 - Powers of Attorney of directors and officers of the Registrant (included on signature page).

ITEM 9.   Undertakings

(a)       The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any Prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (a) (1) (i) and (a) (1)
                    (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Carlisle, Pennsylvania, on March 26, 1996.



                                     FINANCIAL TRUST CORP
                                         (Registrant)



                                     By  /s/ Ray L. Wolfe
                                         ------------------------------------
                                             Ray L. Wolfe, CEO


                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ray L. Wolfe and Bradley S. Everly and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including any post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                     Title                          Date
         ---------                     -----                          ----


/s/ Ray L. Wolfe                Chairman of the Board and CEO    March 18, 1996
---------------------------                                      --------------
Ray L. Wolfe

/s/ Bradley S. Everly           Senior Vice President and CFO    March 22, 1996
---------------------------                                      --------------
Bradley S. Everly

/s/ Lynn S. Baker               Director                         March 22, 1996
---------------------------                                      --------------
Lynn S. Baker

/s/ Thomas E. Beck              Director                         March 22, 1996
---------------------------                                      --------------
Thomas E. Beck

/s/ Harold L. Brake             Director                         March 22, 1996
---------------------------                                      --------------
Harold L. Brake

                                Director
---------------------------                                      --------------
Robert W. Brown

/s/ George P. Buckey            Director                         March 22, 1996
---------------------------                                      --------------
George P. Buckey

/s/ Thomas G. Burkey            Director                         March 18, 1996
---------------------------                                      --------------
Thomas G. Burkey

/s/ James E. Byron              Director                         March 22, 1996
---------------------------                                      --------------
James E. Byron

/s/ Dennis C. Caverly           Director                         March 22, 1996
---------------------------                                      --------------
Dennis C. Caverly

/s/ George F. Henneberger       Director                         March 22, 1996
---------------------------                                      --------------
George F. Henneberger

/s/ Webb S. Hersperger, M.D.    Director                         March 22, 1996
---------------------------                                      --------------
Webb S. Hersperger, M.D.

/s/ Allan W. Holman, Jr., Esq.  Director                         March 22, 1996
---------------------------                                      --------------
Allan W. Holman, Jr., Esq.

/s/ William H. Kiick            Director                         March 22, 1996
---------------------------                                      --------------
William H. Kiick

/s/ Richard G. King             Director                         March 22, 1996
---------------------------                                      --------------
Richard G. King

/s/ M.L. Patterson, Jr.         Director                         March 22, 1996
---------------------------                                      --------------
M.L. Patterson, Jr.

/s/ Thomas H. Shank             Director                         March 22, 1996
---------------------------                                      --------------
Thomas H. Shank

                                Director
---------------------------                                      --------------
William F. Shull

/s/ Paul L. Strickler           Director                         March 22, 1996
---------------------------                                      --------------
Paul L. Strickler

/s/ Jack K. Sunday              Director                         March 22, 1996
---------------------------                                      --------------
Jack K. Sunday

/s/ Mary Ann Warrell            Director                         March 22, 1996
---------------------------                                      --------------
Mary Ann Warrell

/s/ Peter C. Zimmerman          President and COO                March 22, 1996
---------------------------                                      --------------
Peter C. Zimmerman

                                 EXHIBIT INDEX



                                                                  Sequentially
                                                                     Numbered
     Exhibit No.                                                       Page
     -----------                                                       ----



        4.1 -   Financial Trust Corp Non-Employee
                Director Stock Option Plan of 1994
                (filed herewith).

        4.2 - Articles of Incorporation of the Registrant, as amended (incorporated by reference to the registrant's Annual Report on Form 10-K for the year ended December 31, 1987).

        4.3 - By-laws of the Registrant (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31,
                1987).

        5.1 - Opinion of McNees, Wallace & Nurick with respect to the legality of the Registrant's
                Common Stock being registered (filed herewith).

        24.1 - Consent of Ernst & Young LLP, independent auditors (filed herewith).

        24.2 - Consent of McNees, Wallace & Nurick (included in Exhibit 5.1).

        25.1 - Powers of Attorney of directors and officers of the registrant (included on signature page).